As filed with the Securities and Exchange Commission on August 24, 2004
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cantor Fitzgerald & Co.

Sponsor

(Exact name of registrant as specified in charter)

ABC YUPSSM Trust

yet-to-be formed

(Issuer with respect to the receipts)

New York	6211	133680184
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Code Number)	Identification Number)

135 East 57th Street
New York, New York 10022
(212) 938-5000

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Copies to:

Stephen M. Merkel, Esq.
Executive Vice President and
General Counsel
Cantor Fitzgerald & Co.
135 East 57th Street
New York, New York 10022
(212) 938-5000

Christopher T. Jensen, Esq.
Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178
(212) 309-6000

Thomas S. Harman, Esq.
David A. Sirignano, Esq.
Morgan, Lewis & Bockius LLP
1111 Pennsylvania Avenue
Washington, D.C. 20004
(202) 739-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Depositary Receipt (1)	Proposed Maximum Aggregate Offering Price (1)	Registration Fee
ABC YUPS	6,250,000	$0.50	$3,125,000	$395.94

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act. 6,250,000 depositary receipts are estimated to be offered continuously at $0.50 per depositary receipt based upon 1% of the fair market value of the deposited securities on August 23, 2004.

(2)	This registration statement also registers, where required, an indeterminate amount of ABC YUPS depositary receipts to be sold by Cantor Fitzgerald & Co. in market-making transactions.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

PROSPECTUS

Subject to Completion, dated August 24, 2004

LOGO

6,250,000 Depositary Receipts
ABC YUPSSM Trust

The information in this prospectus is not complete and may be changed. We have filed a registration statement relating to these receipts with the Securities and Exchange Commission. We cannot sell these receipts until the registration statement becomes effective. This prospectus is not an offer to sell these receipts and we are not soliciting offers to buy these receipts in any state or other jurisdiction where such offer or sale is not permitted.

The ABC YUPSSM Trust will issue Depositary Receipts called ABC YUPSSM representing your undivided beneficial ownership in the (1) common stock of [publicly-traded company] and (2) a series of stripped zero-coupon U.S. Treasury Securities ("U.S. Treasury Strips") maturing quarterly during the term of the Trust. Bank of New York will be the trustee. The trust will only issue and redeem, and you may only acquire from the trust, ABC YUPS in Issuance Denominations of [    ] round lots of 100 ABC YUPS and integral multiples thereof. You otherwise may acquire, hold or transfer ABC YUPS in secondary market transactions only in a round-lot amount of 100 ABC YUPS or round-lot multiples. ABC YUPS are separate from the underlying deposited common stock or U.S. Treasury Strips that are represented by the ABC YUPS.

Investing in ABC YUPS involves significant risks. See "Risk Factors" starting on page 2.

The ABC YUPS will be issued continuously upon deposit of the underlying securities in the trust and payment of an underwriting fee of 1% of the value of the deposited securities at the time of the deposit.

The common stock of [publicly-traded company] is traded on the Nasdaq National Market. U.S. Treasury Strips trade in the over-the-counter government securities market. The market value per ABC YUPS receipt of the underlying securities as of the date of this prospectus was $[        .         ].

ABC YUPS are not interests in or obligations of either the sponsor, Cantor Fitzgerald & Co., Bank of New York, as trustee, or [publicly-traded company].

Before this issuance, there has been no public market for ABC YUPS. Application has been made to list the ABC YUPS on the American Stock Exchange under the symbol "[    ]".

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Cantor Fitzgerald & Co.

Cantor Fitzgerald & Co. will offer the securities on a best efforts basis, without a minimum purchase requirement or escrow arrangement, which could affect the liquidity of the ABC YUPS, including their ability to be listed or remain listed on the American Stock Exchange.

The date of this prospectus is                      , 2004.

This prospectus contains information you should consider when making your investment decision. With respect to information about ABC YUPS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell ABC YUPS in any jurisdiction where the offer or sale is not permitted.

The ABC YUPS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "Federal Income Tax Consequences — Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of ABC YUPS or of the underlying securities through an investment in ABC YUPS.

"YUPS" and "Yield Underlying Participating Securities" are service marks of Cantor Fitzgerald & Co.

i

SUMMARY

The ABC YUPS Trust will be formed under the depositary trust agreement, dated as of                     , 2004, among Bank of New York, as trustee, Cantor Fitzgerald & Co., other depositors, if any, and the owners of the ABC YUPS. The trust is not a registered investment company under the Investment Company Act of 1940. The term of the trust will expire on or shortly after three years from formation.

The trust will hold (1) shares of common stock issued by [publicly-traded company], initially representing approximately 70% of the initial assets of the trust, and (2) a series of U.S. Treasury Strips maturing quarterly during the three-year term of the trust and initially representing approximately 30% of the initial assets of the trust. The common stock and the U.S. Treasury Strips are together referred to in this prospectus as the underlying securities. The underlying securities will not be traded by the trustee. However, the trust's assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust and will decrease as a result of payments upon maturity of the U.S. Treasury Strips.

The trust will issue ABC YUPS that represent your undivided beneficial ownership interest in the securities held by the trust on your behalf. The ABC YUPS are separate from the underlying securities that are represented by the ABC YUPS.

RISK FACTORS

An investment in ABC YUPS involves risks substantially similar to investing in each of the underlying securities represented by the ABC YUPS, including the risks associated with an investment in [publicly-traded company].

General Risk Factors Relating to ABC YUPS

•	Loss of investment. Because the value of ABC YUPS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the ABC YUPS if the underlying securities decline in value.
•	Discount trading price. ABC YUPS may trade at a discount to the aggregate value of the underlying securities.
•	No investigation of [publicly-traded company]. None of the ABC YUPS Trust, the trustee, Cantor Fitzgerald & Co. or any of their respective affiliates has performed any investigation or review of [publicly-traded company], including the public filings by [publicly-traded company]. Investors and market participants should not conclude that the inclusion of shares of common stock of [publicly-traded company] is any form of investment recommendation by the trust, the trustee, Cantor Fitzgerald &Co., any of their respective affiliates, or [publicly-traded company].
•	Conflicting investment choices. In order to sell shares of [publicly-traded company] individually or to participate in a tender offer relating to [publicly-traded company], you will be required to exchange your ABC YUPS and receive delivery of the underlying securities. The exchange of your ABC YUPS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer. You will not be required to pay an additional fee to the trustee upon cancellation of your ABC YUPS.
•	Trading halts. Trading in ABC YUPS on the American Stock Exchange may be halted if trading in [publicly-traded company] stock is halted. If trading is halted in ABC YUPS, you will not be able to trade ABC YUPS, and you will only be able to trade the underlying securities if you exchange your ABC YUPS and receive the underlying securities.
•	Possible conflicts of interest. Cantor Fitzgerald & Co., as sponsor, has selected the underlying securities and may face possible conflicts of interest in connection with its activities. For example, Cantor Fitzgerald & Co. and its affiliates, collectively referred to as Cantor, may engage in investment banking and other activities, may provide services to [publicly traded company] in connection with its business, or may make purchases or sales, including establishing long or short positions, in the underlying securities for their own accounts. All of these activities may result in conflicts of interest with respect to the financial interest of Cantor, on the one hand, and, on the other hand, Cantor's initial selection of the underlying securities included in the ABC YUPS, and Cantor's activity in the secondary market in the underlying securities.
•	Temporary price increases in the underlying securities. Purchasing activity in the secondary trading market associated with acquiring the underlying securities for deposit into the trust may temporarily increase the market price of the deposited shares, which could result in a higher initial offering price for the ABC YUPS. Large volumes of purchasing activity, which may occur in connection with the issuance of ABC YUPS, particularly in connection with the initial issuance of ABC YUPS, could temporarily increase the market price of the underlying securities, resulting in a higher price on that date. This purchasing activity could create a temporary imbalance between the supply and demand of the underlying securities, thereby limiting the liquidity of the underlying securities due to a temporary increased demand for underlying securities. Temporary increases in the market price of the underlying securities may also occur as a result of the purchasing activity of other market participants. Other market participants may attempt to benefit from increases in the market price of the underlying securities that may occur as a result of the increased purchasing activity in the underlying securities resulting from the issuance of the ABC YUPS. Consequently, prices for the underlying securities may decline immediately after the pricing date. If the trading prices for the underlying securities decline, the trading price of ABC YUPS also will decline.

•	Internal management; no portfolio management. The trust will be managed by Bank of New York, as trustee, and will not have any separate investment advisor. It is a fundamental policy of the trust that, other than as a result of withdrawals, the [publicly-traded company] common stock may not be disposed of by the trustee during the term of the trust and that the Treasury Securities held by the trust may not be disposed of prior to the earlier of their respective maturities and the termination of the trust. As a result, the trust will continue to hold the [publicly-traded company] common stock despite adverse changes in the financial condition of [publicly-traded company] (or any successor company).
•	Trading value; listing. The ABC YUPS are new types of securities and have no trading history, and it is not possible to predict how or whether they will trade in the secondary market. The trading price of the ABC YUPS may vary considerably due to, among other things, fluctuations in the price of the common stock of [publicly-traded company], which may occur due to changes in [publicly-traded company's] financial condition, results of operations or prospects, or because of complex and interrelated political, economic, financial and other factors that can affect the capital markets generally, the stock exchanges or quotation systems on which [publicly-traded company] common stock is traded and the market segments of which [publicly-traded company] is a part, as well as fluctuations in interest rates and other factors that are difficult to predict and beyond the trust's control.

Cantor Fitzgerald & Co. currently intends, but is not obligated, to make a market in the ABC YUPS, and any such market-making may be discontinued at any time in the sole discretion of Cantor Fitzgerald & Co. without notice. There can be no assurance that a secondary market will develop, or, if a secondary market does develop, that it will provide you with liquidity of investment or that it will continue for the life of the trust.

Application has been made to list the ABC YUPS on the American Stock Exchange. If this application is accepted, there can be no assurance that the ABC YUPS will not later be delisted or that trading in the ABC YUPS on the American Stock Exchange will not be suspended. In the event of a delisting or suspension of trading on this exchange, the trust will apply for listing of the ABC YUPS on another national securities exchange or for quotation on another trading market. If the ABC YUPS are not listed or traded on any securities exchange or trading market, or if trading of the ABC YUPS is suspended, pricing information for ABC YUPS may be more difficult to obtain, and the price and liquidity of ABC YUPS may be adversely affected.
•	Uncertainty of federal income tax consequences. No statutory, judicial or administrative authority directly addresses the characterization of ABC YUPS or instruments similar to ABC YUPS for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the ABC YUPS are not certain. No ruling is being requested from the Internal Revenue Service with respect to the ABC YUPS and no assurance can be given that the Internal Revenue Service will agree with the conclusions expressed under "Certain Federal Income Tax Considerations."
•	Interest rate risk. Interest rate risk is the risk that fixed-income investments such as corporate and other debt securities, preferred shares, U.S. government obligations, and to a lesser extent dividend-paying common stocks, will decline in value because of changes in market interest rates. When interest rates rise, the market value of such securities generally will fall. Generally, the longer the maturity of a fixed-income security, the more its value falls in response to a given rise in interest rates. Notwithstanding the relatively short term maturities of the Treasury Strips, ABC YUPS will tend to decline in market value if market interest rates rise. Since interest rates are currently at or near historical lows, it is likely that they will rise in the near future.

Risk Factors Specific to [publicly-traded company]

An investment in ABC YUPS also is subject to the same risks as an investment in the common stock of [publicly traded company]. Those risks are disclosed in the public filings of [publicly-traded company]. The accuracy or completeness of that information has not been verified by Bank of New York, as Trustee, or Cantor Fitzgerald & Co., as the sponsor. For further information, see "Description of the Underlying Securities; No investigation" and "Where You Can Find More Information."

HIGHLIGHTS OF ABC YUPS

This discussion highlights information regarding ABC YUPS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase ABC YUPS.

Issuer	ABC YUPS Trust.

The trust	The ABC YUPS Trust will be formed under the depositary trust agreement, dated as of , 2004, among Bank of New York, as trustee, Cantor Fitzgerald & Co., depositors, and the owners of the ABC YUPS. The trust is not a registered investment company under the Investment Company Act of 1940.

Sponsor	Cantor Fitzgerald & Co.

Trustee	Bank of New York, a New York state-chartered banking organization, will be the trustee and receive compensation as set forth in the depositary trust agreement.

Purposes	ABC YUPS are designed to achieve the following:

Yield. ABC YUPS are designed to provide you with a current yield, while also providing you with the opportunity to share in the appreciation, if any, of [publicly-traded company] common stock, above your purchase price.

Flexibility. The beneficial owners of ABC YUPS have undivided beneficial ownership interests in each of the underlying securities represented by the ABC YUPS, and can exchange their ABC YUPS, in one or more Multiples of the Issuance Denomination, to receive each of the underlying securities represented by the ABC YUPS.

Transaction costs. The expenses associated with trading ABC YUPS are expected to be less than the expenses associated with trading each of the underlying securities separately in a traditional brokerage account.

Lower Volatility. The ABC YUPS should provide reduced volatility in the trading of [publicly-traded company] common stock as a result of the less volatile U.S. Treasury Strip component, while maintaining downside protection through the current yield associated with the U.S. Treasury Strips.

Ease of Asset Allocation. The ABC YUPS provide exposure to both equity and debt through one instrument.

Trust assets	The trust will hold (1) common stock of [publicly-traded company] and (2) a series of U.S. Treasury Strips, maturing quarterly. Assets deposited in the trust will not be traded by the trustee. However, the trust's assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust and will decrease as a result of distribution of payments upon maturity of the U.S. Treasury Strips.

The ABC YUPS	The trust will issue ABC YUPS that represent your undivided beneficial ownership interest in the underlying securities held by the trust on your behalf. The ABC YUPS themselves are separate from the underlying securities that are represented by the ABC YUPS.

The initial weighting of ABC YUPS will be approximately 70% common stock of [publicly-traded company] and 30% U.S. Treasury Strips, maturing quarterly. The specific share amounts for each round-lot of 100 ABC YUPS will be determined on the pricing date so that the initial public offering price will be approximately $[ ] per ABC YUP.

After the pricing date, the share amounts will not change, except for changes due to corporate events, such as stock splits or reverse stock splits, on the underlying securities.

After the pricing date, the amount of U.S. Treasury Strips will decrease each quarter as a series reaches maturity and the proceeds are distributed.

[Publicly-traded company]'s common stock is traded on the Nasdaq National Market and its ticker symbol is " ".]

The actual share amounts and weightings will be determined on the pricing date and will appear in the final prospectus delivered in connection with sales of the ABC YUPS.

The trust will only issue and retire ABC YUPS in Issuance Denominations of [ ] roundlots of 100 ABC YUPS, and you may only obtain, hold, or trade ABC YUPS in a round-lot of 100 ABC YUPS and round-lot multiples. The trust will only issue ABC YUPS upon the deposit of the whole shares represented by [ ] round-lots of 100 ABC YUPS and the series of U.S. Treasury Strips, maturing quarterly, represented by [ ] round-lots of 100 ABC YUPS. In the event that a fractional share comes to be represented by a round-lot of ABC YUPS, the trust may require a minimum of more than [ ] round-lots of 100 ABC YUPS for an issuance so that the trust will always receive whole share amounts for issuance of ABC YUPS.

The number of outstanding ABC YUPS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional ABC YUPS on a continuous basis when an investor deposits the required securities with the trustee.

Purchases	You may acquire ABC YUPS in two ways:

•	Through an in-kind deposit of the required number of securities with the trustee, or

•	Through a cash purchase in the secondary trading market.

Underwriting fees	If you wish to purchase ABC YUPS by delivering to the trust the requisite securities represented by Issuance Denominations of [ ] round-lots of 100 ABC YUPS each, or an integral multiple thereof, you will pay a nonrefundable underwriting fee equal to 1.0% of the value of the deposited securities underlying the ABC YUPS certificate at the time of the deposit of those securities. You will pay the underwriting fee in cash. Pursuant to a service agreement between the trustee and Cantor Fitzgerald & Co., dated , 2004, the trustee will collect the underwriting fee as agent for Cantor Fitzgerald & Co. In no event shall the underwriting fee become an asset of the trust.

You will not be charged any separate issuance fee or other sales commission by the trust or the sponsor in connection with purchases or redemptions of ABC YUPS. However, in addition to the underwriting fee collected by the trustee on behalf of Cantor Fitzgerald & Co. as described above, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker, whether the broker is Cantor Fitzgerald & Co. or another broker.

The trustee will receive a fee of .04% (4 basis points) per year of the trust's assets, calculated on the basis of the value of the securities deposited into the trust less the value of securities withdrawn from the trust. The trustee's fee is payable at the end of each calendar quarter at the rate of ..01% of the aggregate value of securities deposited in the trust (determined at the time of the issuance of the ABC YUPS associated with that deposit), less the number of ABC YUPS redeemed multiplied by the average deposit price of the ABC YUPS for the period from the time of inception of the trust to the end of the current calendar quarter. The trustee's fee is due after the end of each calendar quarter. The trustee's fee shall be paid solely by Cantor Fitzgerald &Co. and in no circumstances shall the trustee's fee be paid out of the assets of the trust.

If you wish to cancel your ABC YUPS and withdraw the underlying securities, Bank of New York, as trustee, will not charge you any cancellation or withdrawal fee. No portion of the 1.0% underwriting fee will be refundable.

Commissions	In addition to the underwriting fee described above, you will be responsible for paying any sales commission that is charged by your broker on any purchase by you of the underlying securities.

Rights relating to ABC YUPS
You have the right to withdraw the underlying securities upon request by delivering an Issuance Denomination of [ ] round-lots of 100 ABC YUPS or integral multiple thereof to the trustee, during the trustee's business hours and by paying the applicable taxes, if any. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of exchange. The trustee will not deliver fractional shares of [publicly-traded company] common stock. To the extent that any exchange of ABC YUPS would otherwise require the delivery of a fractional share, the trustee will sell such share in the market and the trust, in turn, will deliver cash in lieu of such share rounded down to the nearest $0.01. Except with respect to the right to vote for dissolution of the trust, the ABC YUPS themselves will not have voting rights.

Rights relating to the underlying securities	You have the right to:

•	Receive all stockholder disclosure materials, including annual and quarterly reports, distributed by [publicly-traded company].

•	Receive all proxy materials distributed by [publicly-traded company] and to instruct the trustee to vote the underlying securities or to attend stockholder meetings yourself.

•	Receive dividends and other distributions on [publicly-traded company] common stock, if any are declared and paid by it to the trustee, net of any applicable taxes or fees.

•	Receive payments at maturity on the U.S. Treasury Strips, net of any applicable taxes or fees.

If you wish to participate in a tender offer for [publicly-traded company] common stock, you must obtain the underlying securities by exchanging your ABC YUPS and receiving all of your underlying securities. For specific information about obtaining your underlying securities, you should read the discussion under the caption "Description of the Depositary Trust Agreement."

Termination events	The depositary trust agreement provides for automatic termination of the trust prior to the expiration of the 3-year term of the trust in the following eight circumstances:

A.	If the underlying class of securities of [publicly-traded company] is no longer registered under Section 12 of the Securities Exchange Act of 1934, then the trust will be terminated and the trustee will distribute the underlying securities to the owners of the ABC YUPS.

B.	If the SEC finds that [publicly-traded company] or the trust should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trust will be terminated and the trustee will distribute the underlying securities to the owners of the ABC YUPS.

C.	If the underlying securities of [publicly-traded company] cease to be outstanding as a result of a merger, consolidation or other corporate combination, then the trust will be terminated and the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of ABC YUPS and the U.S. Treasury Strips underlying the ABC YUPS.

D.	If [publicly-traded company]'s common stock is no longer authorized for quotation on the Nasdaq National Market System and is not listed for trading on the New York Stock Exchange or the American Stock Exchange within five business days from the date the securities are no longer authorized for quotation, then the trust will be terminated and the trustee will distribute the underlying securities to the owners of the ABC YUPS as promptly as practicable.

E.	If the ABC YUPS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or authorized for quotation on the Nasdaq National Market System within five business days from the date the ABC YUPS are delisted, then the trust will be terminated and the trustee will distribute the underlying securities to the owners of the ABC YUPS as promptly as practicable.

F.	If the trustee resigns and no successor trustee is appointed within 60 days from the date the trustee provides notice to Cantor Fitzgerald & Co., as sponsor, of its intent to resign, then the trust will be terminated and the trustee will distribute the underlying securities to the owners of the ABC YUPS as promptly as practicable.

G.	If the beneficial owners of more than 50% of the outstanding ABC YUPS vote to dissolve and liquidate the trust, then the trust will be terminated and the trustee will distribute the underlying securities to the owners of the ABC YUPS as promptly as practicable.

H.	If either Cantor Fitzgerald & Co., as sponsor, or the trustee determines, in its sole discretion, that legal or regulatory issues make early termination in the best interests of the beneficial owners of ABC YUPS, Cantor or the trustee, including as a result of the trust's incurring, or becoming likely to incur, more than $50,000 in extraordinary expenses, then the trust will be terminated and the trustee will distribute the underlying securities to the owners of the ABC YUPS as promptly as practicable.

Federal income tax consequences
Generally, the federal income tax laws will treat a U.S. holder of ABC YUPS as directly owning the underlying securities. Generally, the ABC YUPS themselves will not result in any federal tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing	Application has been made to list the ABC YUPS on the American Stock Exchange under the symbol "[ ]". Trading will take place only in round-lots of 100 ABC YUPS and round-lot multiples. A minimum of 150,000 ABC YUPS will be required to be outstanding for trading to begin.

Trading	Investors only will be able to acquire, hold, and transfer round-lots of 100 ABC YUPS. Bid and ask prices in connection with secondary market trading of ABC YUPS, however, will be quoted per single ABC YUP. The trustee will only issue and exchange ABC YUPS in Issuance Denominations of [ ] round lots.

Clearance and settlement	The trust will issue ABC YUPS only in book-entry form. ABC YUPS will be evidenced by one or more global certificates in registered form that the trustee will deposit with The Depository Trust Company, referred to as DTC. Transfers within DTC will be in accordance with DTC's usual rules and operating procedures. For further information, see "Description of ABC YUPS."

THE TRUST

General.    This discussion highlights information about the ABC YUPS Trust. You should read this information, information about the depositary trust agreement and the depositary trust agreement itself before you purchase ABC YUPS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the depositary trust agreement."

The ABC YUPS Trust.    The trust will be formed pursuant to the depositary trust agreement, dated as of                , 2004. Bank of New York will be the trustee. The ABC YUPS Trust is not a registered investment company under the Investment Company Act of 1940.

The ABC YUPS Trust is intended to hold deposited shares for the benefit of owners of ABC YUPS. The trustee will perform only administrative and ministerial acts. The property of the trust will consist of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on [               , 2007], or earlier if a termination event occurs.

DESCRIPTION OF ABC YUPS

The trust will issue ABC YUPS under the depositary trust agreement described in this prospectus under the heading "Description of the depositary trust agreement." The trust will issue ABC YUPS on a continuous basis when an investor deposits the requisite underlying securities with the trustee and pays the appropriate underwriting fee.

You may only acquire, hold and trade ABC YUPS in secondary market transactions in a round-lot of 100 ABC YUPS and round-lot multiples. The trust will only issue ABC YUPS upon the deposit of the whole shares of underlying securities that are represented by an Issuance Denomination of [            ] round-lots of 100 ABC YUPS or an integral multiple of such Issuance Denominations. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of ABC YUPS, the trust may require a minimum of more than [            ] round-lots of 100 ABC YUPS for an issuance so that the trust will always receive whole share amounts for the issuance of ABC YUPS.

ABC YUPS will represent your individual and undivided beneficial ownership interest in the specified underlying securities.

Beneficial owners of ABC YUPS will have the same rights and privileges as they would have if they beneficially owned the underlying securities outside of the trust. These include the right of investors to instruct the trustee to vote the securities, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by the issuer of the underlying common stock, as well as the right to exchange ABC YUPS to receive the underlying securities. See "Description of the depositary trust agreement." ABC YUPS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including Sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Current trading prices for the common stock of [underlying issuer] are disseminated by the Nasdaq National Market System. Quote and trade information regarding Treasury Securities is widely available to market participants from a variety of sources. The American Stock Exchange has agreed to act as the Calculation Agent and disseminate every 15 seconds an "ABC YUPS Index" that provides an indicative value of the underlying securities represented by a round-lot of 100 ABC YUPS. The AMEX is not a sponsor and does not endorse the ABC YUPS and disclaims liability to any party for inaccuracy in the data on which the ABC YUPS Index is based, for any mistakes, errors or omissions in the calculation or dissemination of the ABC YUPS Index or for the manner in which it is applied to the ABC YUPS. The ABC YUPS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of ABC YUPS wishes to realize the dollar value of the underlying securities, that owner will have to exchange the ABC YUPS.

ABC YUPS will be evidenced by one or more global certificates that the trustee will deposit with DTC and register in the name of Cede & Co., as nominee for DTC. ABC YUPS will be available only in book-entry form. Owners of ABC YUPS may hold their ABC YUPS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

DESCRIPTION OF THE UNDERLYING SECURITIES

Underlying Securities.    The underlying securities are (1) shares of common stock of [publicly-traded company], which common stock is registered under Section 12 of the Exchange Act and (2) a series of zero-coupon U.S. Treasury Strips, maturing quarterly.

No investigation.    In selecting the underlying securities, none of the trust, the trustee, Cantor Fitzgerald & Co., or any affiliate of these entities has performed any investigation or review of [publicly-traded company], including the public filings by [publicly-traded company]. Accordingly, before you acquire ABC YUPS, you should consider publicly available financial and other information about [publicly-traded company]. See "Risk Factors" and "Where you can find more information." Investors and market participants should not conclude that the inclusion of shares of common stock of [publicly-traded company] is any form of investment recommendation of that company by the trust, the trustee, Cantor Fitzgerald & Co. or any of their respective affiliates.

General background and historical information.    For a brief description of the business of [publicly-traded company] and monthly pricing information showing the historical performance of [publicly-traded company] common stock, see "Annex A."

The following table and graph sets forth the composite performance of [publicly-traded company] and the zero-coupon U.S. Treasury Strips represented by a round-lot of ABC YUPS based upon 100 shares of [publicly-traded company] and a multiple of 12 zero-coupon U.S. Treasury Strips, maturing quarterly measured at the close of each business day from January, 2002, and thereafter as of the end of each month to June, 2004. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. In depicting the performance of the ABC YUPS Trust, payments on the U.S. Treasury Strips that would have been distributed to holders are presented on an annualized basis and deemed reinvested at risk free Treasury rates. Past movements of the underlying securities are not necessarily indicative of future values. The actual share amounts will be determined on the pricing date and may differ from the indicative share amounts.

2002	Value	2003	Value	1st Half 2004	Value
January		January		January
February		February		February
March		March		March
April		April		April
May		May		May
June		June		June
July		July
August		August
September		September
October		October
November		November
December		December

[Insert Graph]

DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

General.    The depositary trust agreement, dated as of                 , 2004, among Cantor Fitzgerald & Co., other depositors, if any, Bank of New York, as trustee, and the owners of the ABC YUPS provides that ABC YUPS will represent an owner's undivided beneficial ownership interest in the underlying securities.

The trustee.    Bank of New York will serve as trustee. Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

Issuance, transfer and surrender of ABC YUPS.    You may create and exchange ABC YUPS only in an Issuance Denomination of [            ] round-lots of 100 ABC YUPS and integral multiples of such Issuance Denominations. You may create ABC YUPS by delivering to the trustee the requisite underlying securities and paying the appropriate underwriting fee. The trust will only issue ABC YUPS upon the deposit of the whole shares represented by round-lots of 100 ABC YUPS and the requisite amount of U.S. Treasury Strips, maturing quarterly. In the event that a fractional share comes to be represented by [            ] round-lots of ABC YUPS, the trust may require a minimum of more than [            ] round-lots of 100 ABC YUPS for an issuance so that the trust will always receive whole share amounts for the issuance of ABC YUPS. Similarly, you must exchange ABC YUPS in an Issuance Denomination of [            ] round-lots or integral multiples thereof to withdraw deposited securities from the trust. The trustee will not deliver fractional shares of underlying common stock, and to the extent that any exchange of ABC YUPS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares and U.S. Treasury Strips during the trustee's normal business hours. No fee is charged for withdrawal of the underlying securities. The trustee expects that in most cases it will deliver your deposited securities within one business day of your withdrawal request.

Voting rights.    The trustee will deliver you proxy soliciting materials provided by [publicly-traded company] so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meeting of shareholders held by [publicly-traded company].

Under the depositary trust agreement, any beneficial owner of ABC YUPS, other than Cantor Fitzgerald & Co. owning ABC YUPS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

Distributions.    You will be entitled to receive distributions of cash, including dividends, interest payments, securities or other property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Nevertheless, you may receive your distributions substantially later than you would have had you held the underlying securities directly. You will be obligated to pay any tax or other charge that may become due with respect to your ABC YUPS relating to these distributions. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. See "Certain Federal Income Tax Consequences; Taxation of ABC YUPS".

Record dates.    With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by [publicly-traded company]. With respect to payments upon maturity of a series of U.S. Treasury Strips, the trustee expects to fix the trust's record date as close as possible to the interest payment dates.

Shareholder communications.    The trustee promptly will forward to you all stockholder communications that it receives from [publicly-traded company].

Withdrawal of underlying securities.    You may exchange your ABC YUPS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request.

Further issuances of ABC YUPS.    The depositary trust agreement provides for further issuances of ABC YUPS on a continuous basis without your consent.

Termination of the Trust.    The depositary trust agreement provides for termination of the trust and the automatic distribution of underlying securities to you in the following eight circumstances:

A.	If the underlying securities of [publicly-traded company] no longer is a class of securities registered under Section 12 of the Securities Exchange Act of 1934, then the trust will be terminated and the trustee will distribute the underlying securities to the owners of the ABC YUPS.

B.	If the SEC finds that [publicly-traded company] or the Trust should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trust will be terminated and the trustee will distribute the underlying securities to the owners of the ABC YUPS.

C.	If the underlying securities of [publicly-traded company] or the Trust cease to be outstanding as a result of a merger, consolidation or other corporate combination, then the trust will be terminated and the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of ABC YUPS and the U.S. Treasury Strips underlying the ABC YUPS.

D.	If [publicly-traded company]'s common stock is no longer authorized for quotation on Nasdaq National Market System and is not listed for trading on the New York Stock Exchange or the American Stock Exchange within five business days from the date the securities are no longer authorized for quotation, then the trust will be terminated and the trustee will distribute the underlying securities to the owners of the ABC YUPS as promptly as practicable.

E.	If the ABC YUPS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or authorized for quotation on the Nasdaq National Market System within five business days from the date the ABC YUPS are delisted, then the trust will be terminated and the trustee will distribute the underlying securities to the owners of the ABC YUPS as promptly as practicable.

F.	If the trustee resigns and no successor trustee is appointed within 60 days from the date the trustee provides notice to Cantor Fitzgerald & Co., as sponsor, of its intent to resign, then the trust will be terminated and the trustee will distribute the underlying securities to the owners of the ABC YUPS as promptly as practicable.

G.	If beneficial owners of more than 50% of the outstanding ABC YUPS vote to dissolve and liquidate the trust, then the trust will be terminated and the trustee will distribute the underlying securities to the owners of the ABC YUPS as promptly as practicable.

H.	If either Cantor Fitzgerald & Co., as sponsor, or the trustee determines, in its sole discretion, that legal or regulatory issues make early termination in the best interests of the beneficial owners of ABC YUPS, Cantor or the trustee, including as a result of the trust incurring, or becomes likely to incur, $50,000 or more in extraordinary expenses, then the trust will be terminated and the trustee will distribute the underlying securities to the owners of the ABC YUPS as promptly as practicable.

Upon termination, the beneficial owners of ABC YUPS will surrender their ABC YUPS as provided in the depositary trust agreement, including payment of any applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities.

Amendment of the depositary trust agreement.    The trustee and Cantor Fitzgerald & Co., as sponsor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the ABC YUPS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of ABC YUPS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of ABC YUPS will not become effective until 30 days after notice of the amendment is given to the owners of ABC YUPS.

Underwriting fee.    If you wish to create ABC YUPS by delivery to the trust of the requisite securities represented by a an Issuance Denomination of [          ] round-lots of 100 ABC YUPS or integral multiples thereof, you will pay an underwriting fee equal to 1.0%.

Commissions.    In addition to the underwriting fee described above, you will be responsible for paying any sales commissions that are charged by your broker associated with any purchase by you of the underlying securities.

Address of the trustee.    One Wall Street, New York, N.Y. 10286.

Governing law.    The depositary trust agreement and the ABC YUPS will be governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of ABC YUPS free of charge upon written request.

Duties and immunities of the trustee.    The trustee will assume no responsibility or liability for, and make no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the ABC YUPS.

The trustee undertakes to perform only those duties as are specifically set forth in the depositary trust agreement without negligence or bad faith.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

The following is a summary of certain U.S. federal income tax consequences relating to the ownership of ABC YUPS for a holder of a receipt that beneficially owns such receipt and is:

•	A citizen or resident of the United States;
•	A corporation or partnership created or organized in the United States or under the laws of the United States;
•	An estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;
•	A trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust;

•	A trust in existence on August 20, 1996 that was properly treated as a "United States person" for federal income tax purposes prior to such date and that has properly elected to continue to be a treated as a United States person (each of the foregoing, referred to herein as a "U.S. receipt holder"); and
•	Any person other than a U.S. receipt holder (referred to herein as a "non-U.S. receipt holder").

This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. This summary deals only with ABC YUPS held as "capital assets" (generally, property held for investment) by investors that acquired their ABC YUPS in the initial offering. Except as specifically noted otherwise, this summary does not address U.S. federal income tax consequences applicable to categories of investors subject to special rules, such as dealers in securities or currencies, traders that elect to mark-to-market, banks, insurance companies, persons that hold ABC YUPS that are part of a hedging transaction, straddle or conversion transaction, or persons whose functional currency is not the U.S. dollar. Neither the trust nor the sponsor has sought a ruling from the Internal Revenue Service with respect to the taxation of the trust and the federal income tax consequences of ownership of ABC YUPS and the Internal Revenue Service is not required to agree with the description of tax consequences set forth herein.

PROSPECTIVE PURCHASERS OF SECURITIES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE CONSEQUENCES, IN THEIR PARTICULAR CIRCUMSTANCES, UNDER THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE CODE), AND THE LAWS OF ANY STATE, LOCAL OR OTHER TAXING JURISDICTION OF OWNERSHIP OF ABC YUPS.

Taxation of the trust

Assuming compliance with the terms of the depositary trust agreement and the service agreement between Cantor Fitzgerald & Co. and Bank of New York, the trust will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes. Accordingly, each receipt holder will be considered the owner of its pro rata portion of each of the assets held by the trust. Income of the trust will be treated for federal income tax purposes as income of the receipt holders in the manner described below.

Taxation of ABC YUPS

A receipt holder purchasing and owning ABC YUPS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of each of the underlying securities represented by ABC YUPS, i.e., the common stock of [publicly-traded company] and the U.S. Treasury Strips. A receipt holder will be treated as having acquired a pro rata interest in each of the underlying securities held by the trust, including the common stock of [publicly-traded company] and each of the U.S. Treasury Strips held by the trust, at the time that the receipt holder acquired its ABC YUPS. A receipt holder will determine its initial tax basis in its interest in each of the underlying securities by allocating the purchase price for the ABC YUPS among the underlying securities based on their relative fair market values at the time of purchase.

•	Common stock of [publicly-traded company]

A receipt holder will be treated as receiving any distributions made by the issuer of the common stock of [publicly-traded company] at the same time the receipt holder would have been so treated if it held such common stock directly and not through the trust. Such distributions will be treated as dividends for U.S. federal income tax purposes to the extent treated as made from [publicly-traded company]'s current or accumulated earnings and profits (as determined for federal income tax purposes). Distributions that are not treated as made from [publicly-traded company]'s current or accumulated earnings and profits for federal income tax purposes are generally treated first as a return of a receipt holder's basis in its interest in the common shares and then as gain on a deemed disposition of a portion of that interest A receipt holder will generally be entitled to any special federal income tax treatment attributable to distributions from the issuer, such as the deduction for dividends received by corporations, to the same extent such treatment would be available had the receipt holder held the common stock directly. Certain receipt holders, such as some insurance companies, are subject to special rules with respect to the dividends received deduction. Prospective purchasers are advised to consult their own tax advisors regarding the extent of the availability of the dividends received deduction and the other consequences of being treated as owning common shares of [publicly-traded company] in their particular circumstances.

Under recently enacted tax legislation, qualifying dividends received or treated as received by a receipt holder that is an individual in taxable years beginning after December 31, 2002 and prior to January 1, 2009 are eligible for taxation at capital gain rates (currently subject to a maximum rate of 15 percent). A dividend will not be treated as a qualifying dividend to the extent that (i) the shareholder does not satisfy a holding period requirement that generally requires that the shareholder be treated for federal income tax purposes as holding the common shares on which the dividend is paid for more than 60 days during the 120-day period that begins on the date that is 60 days before the date on which the common shares become ex-dividend with respect to such dividend, (ii) the shareholder is under an obligation to make related payments with respect to substantially similar or related property or (iii) such dividend is taken into account as investment income under Section 163(d)(4)(B) of the Code. Where an individual is treated as receiving, with respect to a common share, qualifying dividend income from dividends which are extraordinary dividends, any loss on the sale or exchange of such common share shall be treated as long-term capital loss to the extent of such dividends. For these purposes, an extraordinary dividend includes (i) all dividends on a common stock with ex-dividend dates within a period of 85 consecutive days, where the aggregate amount of such dividends equals or exceeds 5 percent of the individual's tax basis in such common share and (ii) all dividends on a common share with ex-dividend dates within a period of 365 consecutive days, where the aggregate amount of such dividends exceeds 20 percent of the individual's tax basis in such common share.

When a receipt holder sells a receipt, it will determine the amount realized with respect to its interest in the common stock by allocating the sales price among the underlying securities, including the common stock and any remaining U.S. Treasury Strips, based on their relative fair market values at the time of sale. A receipt holder's gain or loss with respect to its interest in the common stock will be computed by subtracting its adjusted basis in its interest in the common shares from the amount treated as realized on its interest in the common stock.

If the trust, in connection with cashing out a fractional interest of a receipt holder that is surrendering receipts, is required to sell an amount of shares of common stock of [publicly-traded company] in excess of such fractional interest, then each receipt holder will be treated for federal income tax purposes as selling an amount of shares equal to such receipt holder's pro rata share of such excess, and will recognize gain or loss to the extent of the difference between the amount realized on the sale of such portion and such receipt holder's federal tax basis in such portion. Additional deemed sales also would occur for federal tax purposes if, following such a cashing out of a fractional interest, additional surrenders of receipts changed the relative interests of the receipt holders in the cash received by the trust on such cashing out in excess of the cash distributed to the receipt holder being cashed out.

•	Zero-coupon U.S. Treasury Strips

The U.S. Treasury Strips held by the trust will consist of zero-coupon U.S. Treasury securities. Each receipt holder will be required to treat its pro rata portion of each of the U.S. Treasury Strips held by the trust as a bond that was originally issued on the date that such receipt holder acquired its ABC YUPS. A receipt holder will be required to treat its pro rata interest in each U.S. Treasury Strip that has a remaining term to maturity of more than one year at the time that the receipt holder acquires its ABC YUPS as having been issued with original issue discount equal to the excess of (i) the amount payable on such pro rata interest over (ii) the portion of the receipt holder's purchase price for ABC YUPS that is allocable to such pro rata interest. A receipt holder (whether on the cash or accrual method of tax accounting) will be required to include the original issue discount associated with its pro rata interest in each such long-term U.S. Treasury Strip in income for federal income tax purposes as such original issue discount accrues on a constant yield basis over the remaining term to maturity of such interest. Amounts received upon the maturity of a pro rata interest in a long-term U.S. Treasury Strip will be taxable only to the extent that they exceed the sum of (x) the portion of the receipt holder's purchase price for ABC YUPS allocated to such pro rata interest and (y) the original issue discount accrued by such receipt holder with respect to such pro rata interest.

Cantor Fitzgerald & Co. expects that more than 20 percent of the receipts will be held by accrual basis taxpayers, in which case original issue discount on any receipt holder's pro rata interest in any U.S. Treasury Strip that has a remaining term to maturity of one year or less at the time that the receipt holder acquires its ABC YUPS also will be required to be included in income by the receipt holder as it is accrued. Unless a receipt holder elects to accrue the original issue discount on such short-term U.S. Treasury Strips in accordance with a constant yield method based on daily compounding, the original issue discount will be accrued on a straight-line basis. The original issue discount on a receipt holder's pro rata interest in such a short-term U.S. Treasury Strip will be equal to the excess of (i) the amount payable on such pro rata interest over (ii) the portion of the receipt holder's purchase price for the ABC YUPS that is allocable to such pro rata interest.

As noted above, when a receipt holder sells a receipt, it will determine the amount realized with respect to each underlying security, including each of the then-remaining U.S. Treasury Strips, by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A receipt holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. A receipt holder's initial basis in its pro rata interests in the U.S. Treasury Strips is adjusted by increases equal to the amount of original issue discount included in the holder's income and by decreases equal to the amount of cash received with respect to the U.S. Treasury Strips. In the case of a cash basis receipt holder not required and not electing to include original issue discount with respect to a short-term U.S. Treasury Strip in income currently, any gain realized with respect to the receipt holder's pro rata interest in such security will be treated as ordinary income to the extent of the original issue discount associated with such pro rata interest accrued on a straight-line basis (unless an election is made to accrue the original issue discount under the constant-yield method) through the sale date.

The distribution of any securities by the trust upon the surrender of ABC YUPS will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Underwriting fees, brokerage fees, trustees fees and extraordinary trust expenses

It is likely that any underwriting fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a receipt holder would include any such fee in its tax basis in the underlying securities and allocate the fee among the underlying securities using a fair market value allocation. Alternative tax treatments of the underwriting fee are possible, and prospective investors are encouraged to consult their tax advisors regarding the treatment of the underwriting fee in their particular circumstances. Similarly, a fee incurred in selling ABC YUPS will reduce the amount realized with respect to the underlying securities.

While the matter is not entirely free from doubt, it is likely that receipt holders will be required to include in income the amount of any extraordinary trust expenses that are paid by Cantor Fitzgerald & Co. Such expenses are also likely to be treated as expenses incurred in connection with a holder's investment in the underlying securities and may be deductible. Where a receipt holder is an individual, estate or trust, however, the deduction of such receipt holder's share of such expenses would be a miscellaneous itemized deduction which may be disallowed in whole or in part as a result of certain limitations imposed upon the deductibility of miscellaneous itemized deductions. As a result of this treatment, Cantor Fitzgerald & Co.'s payment of extraordinary trust expenses may have adverse tax consequences to holders of receipts. It is also possible that receipt holders will be required to include in income the amount of any trustee fees paid by Cantor Fitzgerald & Co. In such circumstances, the payment of such fees would likely be treated as expenses incurred in connection with the holder's investment in the underlying securities and may, subject to the limitations to which certain taxpayers are subject with respect to the deductibility of miscellaneous itemized deductions, be deductible. If any receipt holder were to be subject to a limitation on miscellaneous itemized deductions with respect to the payment of such fees, then Cantor Fitzgerald & Co.'s payment of such fees would likely have adverse tax consequences to such receipt holder. Alternative tax treatments of the trustee fees and trust expenses are possible, and prospective investors are encouraged to consult their tax advisors regarding the consequences of such fees and expenses to them in their particular circumstances.

Non-U.S. receipt holders

The rules governing U.S. federal taxation of non-U.S. persons are complex and no attempt will be made herein to provide more than a limited summary of such rules. Prospective non-U.S. receipt holders should consult their own tax advisors to determine the U.S. federal tax consequences to them of owning ABC YUPS in their particular circumstances.

Non-U.S. receipt holders whose income on the receipts is treated as effectively connected with the conduct of a U.S. trade or business will generally be subject to U.S. federal income tax under the rules described above with respect to their ownership and disposition of receipts, provided that certain certification requirements are complied with, and may also, in the case of receipt holders that are foreign corporations, be subject to a 30% branch profits tax with respect to the income they derive from ABC YUPS.

Non-U.S. receipt holders whose income on the receipts is not effectively connected with a U.S. trade or business will, in connection with their ownership of a pro rata portion of the common stock of [publicly-traded company], be subject to U.S. federal withholding tax at a 30 percent rate with respect to dividends, if any, on the common stock of [publicly-traded company] attributable to the holder's ABC YUPS, except to the extent that a reduced rate is available under an applicable income tax treaty and applicable certification requirements are satisfied. In certain circumstances, all of a distribution may be treated as a dividend for withholding purposes, notwithstanding that it may subsequently be determined that a portion of such distribution was not from [publicly-traded company's] current or accumulated earnings and profits for federal income tax purposes. Gain recognized with respect to a non-U.S. receipt holder's pro rata interest in common stock of [publicly-traded company] will be subject to U.S. federal tax if the common stock is treated as a "United States real property interest" for federal income tax purposes and the non-U.S. receipt holder has held more than five percent of this class of [publicly-traded company]'s common stock at any time during a specified period. [The sponsor does not believe that the common stock currently constitutes a "United States real property interest", but there can be no assurance that this is or will continue to be the case.] Even if the common stock of [publicly-traded company] does not constitute a United States real property interest, a non-U.S. receipt holder whose income on the receipts is not effectively connected with the conduct of a U.S. trade or business will be subject to U.S. tax on gain recognized with respect to his or her pro rata interest in the common stock of [publicly-traded company] if the non-U.S. receipt holder is an individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met.

Non-U.S. receipt holders whose income on the receipts is not treated as effectively connected with the conduct of a U.S. trade or business will generally not be subject to U.S. withholding tax (otherwise applied at a 30% rate, unless reduced by an applicable tax treaty) with respect to amounts received on the U.S. Treasury Strips provided that certain certification requirements are satisfied.

The certification requirements referred to in the preceding discussion generally require that the beneficial owner, and each person in the chain of payment between the beneficial owner and the U.S. withholding agent, provide U.S. tax forms to the U.S. withholding agent. Where the beneficial owner is treated as a foreign partnership for U.S. federal income tax purposes, the partners in the partnership are generally also required to provide U.S. tax forms. Special rules apply in the case of ownership through tiered partnerships.

Backup withholding and information reporting.

Distributions on the common stock of [publicly-traded company], payments of principal and original issue discount on the U.S. Treasury Strips and the proceeds received from a sale of ABC YUPS may be subject to U.S. backup withholding tax if the holder of the ABC YUPS fails to supply an accurate taxpayer identification number or otherwise to comply with applicable U.S. information reporting or certification requirements. The current backup withholding rate is 28 percent, but this is scheduled to adjust in future periods. Any amounts so withheld will be allowed as a credit against the receipt holder's U.S. federal income tax liability and may entitle that holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

After the end of each calendar year, the trust may furnish to each record holder of ABC YUPS an annual statement containing information relating to the payments on the U.S. Treasury Strips and common stock of [publicly-traded company] held by the trust. The trust may also furnish annual information returns to each record holder of ABC YUPS and to the Internal Revenue Service.

ERISA CONSIDERATIONS

Any plan fiduciary which proposes to have a plan acquire ABC YUPS should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of ABC YUPS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

PLAN OF DISTRIBUTION

We expect the trust to deliver ABC YUPS against deposits of the underlying securities in New York, New York beginning on              , 2004. The trust will continue to issue ABC YUPS in connection with deposits of underlying securities and the payment of the 1% underwriting fee that the trustee will collect on behalf of Cantor Fitzgerald & Co. In no event will cash be deposited in the trust. All expenses of the offering, including the trustee's fees, will be paid by Cantor Fitzgerald & Co.

Because new ABC YUPS can be created and issued on an ongoing basis, at any point during the life of the trust, a "distribution," as such term is used in the Securities Act, may be occurring. Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which could render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. For example, a broker-dealer firm or its client may be deemed a statutory underwriter if it purchases ABC YUPS in one or more Issuance Denominations from the trust, breaks the Issuance Denominations down into the round lots of ABC YUPS and sells the ABC YUPS directly to its customers; or if it chooses to couple the creation of a supply of new ABC YUPS with an active selling effort involving solicitation of secondary market demand for the ABC YUPS. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that could lead to designation as an underwriter.

Investors that purchase ABC YUPS through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

Dealers that are not "underwriters" but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with ABC YUPS that are part of an "unsold allotment" within the meaning of Section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the Securities Act.

This offering is being made in compliance with Conduct Rule 2810 of the National Association of Securities Dealers, Inc. Accordingly, sales will not be made to a discretionary account without the prior written approval of a purchaser of ABC YUPS.

[Cantor Fitzgerald & Co. and its affiliates have from time to time provided investment banking and other financial services to the issuer of the underlying common stock and expect in the future to provide these services, for which they have received and will receive customary fees and commissions.] They also may have served as counterparties in other transactions with the issuer of the underlying common stock.

Cantor Fitzgerald & Co. may use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the ABC YUPS. Cantor Fitzgerald & Co. may act as principal or agent in these transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

Cantor Fitzgerald & Co. has agreed to indemnify the trustee against some civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the ABC YUPS. Should a court determine not to enforce the indemnification provision, Cantor Fitzgerald & Co. also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities. The trustee has agreed to indemnify and hold harmless Cantor Fitzgerald, its directors, employees and agents from liability caused by the negligence or bad faith of the trustee in the performance of its duties under the Depository Agreement.

LEGAL MATTERS

Legal matters, including the validity of the ABC YUPS, will be passed upon for Cantor Fitzgerald & Co., the sponsor, and the trust by Morgan, Lewis & Bockius LLP, New York, New York. Morgan, Lewis & Bockius LLP, as special U.S. tax counsel to the trust, also will render an opinion regarding the material federal income tax consequences relating to the ABC YUPS.

WHERE YOU CAN FIND MORE INFORMATION

Cantor Fitzgerald & Co., as sponsor, has filed a registration statement on Form S-1 with the SEC covering the ABC YUPS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Cantor Fitzgerald & Co. will not file any reports pursuant to the Exchange Act in connection with ABC YUPS. The trust will file modified reports pursuant to the Exchange Act.

Because the common stock of [publicly-traded company] is registered under the Exchange Act, [publicly-traded company] is required to file periodically financial and other information specified by the SEC. Information provided to or filed with the SEC by [publicly-traded company] with respect to its business and common stock can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. Information regarding [publicly-traded company] may be obtained from other sources as well, including press releases, newspaper articles and other publicly disseminated information.

None of the trust, Cantor Fitzgerald & Co., or their respective affiliates is affiliated with [publicly-traded company], and [publicly-traded company] has no obligations with respect to ABC YUPS. This prospectus relates only to ABC YUPS and does not relate to the other securities of [publicly-traded company]. The information in this prospectus regarding [publicly-traded company] has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to [publicly-traded company] in connection with ABC YUPS. We make no representation that these publicly available documents or any other publicly available information regarding [publicly-traded company] are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of [publicly-traded company], and therefore the offering and trading prices of the ABC YUPS, have been publicly disclosed.

ANNEX A

This annex forms an integral part of the prospectus.

The following is a brief description of the business of [publicly-traded company] and sets forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of the common stock of [publicly-traded company] in each month during 2000, 2001, 2002, 2003 and 1st half 2004. All market prices in excess of one dollar are rounded to the nearest one sixty-fourth of a dollar. The historical prices of the [publicly-traded company] common stock should not be taken as an indication of future performance.

A-1

LOGO

6,250,000 Depositary Receipts
ABC YUPSSM Trust

P R O S P E C T U S

Cantor Fitzgerald & Co.

[                     ], 2004

Until                      , 2004 (25 days after the date of this prospectus), all dealers effecting transactions in the offered ABC YUPS, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. All fees and expenses of the offering will be paid by Cantor Fitzgerald & Co. Except for the registration fee payable to the Securities and Exchange Commission, all such expenses are estimated:

Securities and Exchange Commission registration fee		$395.94
Printing and engraving expenses
Legal fees and expenses
Miscellaneous
Total	$

Item 15.    Indemnification of Directors and Officers.

Section 2.01 of the Cantor Fitzgerald & Co. General Partnership Agreement provides in effect that, subject to certain limited exceptions, Cantor Fitzgerald & Co. shall indemnify its employees, its Partners, their affiliates and their respective directors, officers and employees, or agents from and against any loss, liability, cost or expense arising out of or in connection with the business of the partnership. Indemnification is not provided for acts in violation of the partnership agreement or where prohibited under the federal securities laws. Litigation expenses are paid when incurred if the indemnified party undertakes to repay such amounts if it is ultimately determined not to be entitled to indemnification.

Item 16.    Exhibits.

4.1	Form of Standard Terms for Depositary Trust Agreements between Cantor Fitzgerald & Co. and Bank of New York, as Trustee, and form of Depositary Trust Agreement and form of YUPS included as exhibits thereto
4.2	Form of Service Agreement between Cantor Fitzgerald & Co. and Bank of New York
* 5.1	Opinion of Morgan, Lewis & Bockius LLP regarding the validity of the ABC YUPS Receipts
* 8.1	Opinion of Morgan, Lewis & Bockius LLP, as special U.S. tax counsel, regarding material federal income tax consequences
24.1	Powers of Attorney (included in Part II of Registration Statement)

*	To be filed by amendment.

Item 17.    Undertakings.

The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5)    For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on August 23, 2004.

CANTOR FITZGERALD & CO., as Sponsor

By:	Cantor Fitzgerald Securities, its Managing Partner

By:	Cantor Fitzgerald, L.P., its General Partner

By:	CF Group Management, Inc., its Managing General Partner

By:	/s/ HOWARD W. LUTNICK Name: Howard W. Lutnick Title: President

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Howard W. Lutnick and Stephen M. Merkel, and each of them, with full power to act without the other, as his true and lawful attorneys-in-fact and agents with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement, and to file any additional related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 23, 2004.

Signature	Title

/s/ HOWARD W. LUTNICK	President and Director CF Group Management, Inc. (Principal Executive Officer)

Howard W. Lutnick

/s/ JAMES FICARRO	Vice President and Treasurer CF Group Management, Inc. (Principal Financial and Accounting Officer)

James Ficarro

/s/ STUART FRASER	Director CF Group Management, Inc.

Stuart Fraser

INDEX TO EXHIBITS

Exhibits

4.1	Form of Standard Terms for Depositary Trust Agreement between Cantor Fitzgerald & Co. and Bank of New York, as Trustee, and form of Depositary Trust Agreement and form of YUPS included as exhibits thereto
4.2	Form of Service Agreement between Cantor Fitzgerald & Co. and Bank of New York
*4.3	Form of Calculation Agent Agreement
*5.1	Opinion of Morgan, Lewis & Bockius LLP regarding the validity of the ABC YUPS Receipts
*8.1	Opinion of Morgan, Lewis & Bockius LLP, as special U.S. tax counsel, regarding material federal income tax consequences
24.1	Powers of Attorney (included in Part II of Registration Statement)

*	To be filed by amendment.